Exhibit 99.1

Ariba Reports Results for the Second Quarter of Fiscal Year 2007

Spend Management leader posts subscription software revenue growth of 15%

SUNNYVALE, Calif., April 25, 2007 — Ariba, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the second quarter of fiscal year 2007 ended March 31, 2007.

Financial Results

Total revenues for the second quarter of fiscal year 2007 were $73.4 million, as compared to $73.7 million for the second quarter of fiscal year 2006. Subscription and maintenance revenues for the quarter were $34.2 million, as compared to $31.4 million for the second quarter of fiscal year 2006. Within subscription and maintenance revenues, subscription software revenue was $15.7 million for the quarter, as compared to $13.6 million for the second quarter of fiscal year 2006. Services and other revenues for the quarter were $39.2 million, as compared to $42.4 million for the second quarter of fiscal year 2006.

Net loss for the second quarter of fiscal year 2007 was $5.1 million, or $0.07 per share, as compared to a net loss for the second quarter of fiscal year 2006 of $2.6 million, or $0.04 per share. The net loss for the second quarter of fiscal year 2007 included charges of $3.9 million for amortization of intangible assets and $8.4 million for stock-based compensation. Excluding these items, non-GAAP net income was $7.1 million, or $0.10 per diluted share.

“During the quarter, we continued to gain traction with our on-demand solutions, as evidenced by the 15% increase in our subscription software revenue and strong growth of our business backlog. Subscription software backlog surpassed the $100M mark and grew 48% from a year ago since we embarked on our growth strategies and business transformation,” said Bob Calderoni, CEO, Ariba. “Our focus on delivering value for customers coupled with our industry-leading solutions positions us well to continue this growth and further strengthen our market leadership.”

Leading Innovation

Successful spend management requires a unique combination of market-defining technology, deep category expertise and industry best-practices. Only Ariba delivers all three in a single, integrated platform that can be quickly and cost-effectively deployed. Ariba continued to drive innovation across its solutions during the quarter, releasing Ariba® Supplier Network™ 44, the latest version of its industry-leading on-demand business collaboration platform which features advanced discount management and RFX functionality that enables buyers and suppliers to enhance their business by better managing trading relationships and working capital.

With buyers and suppliers in over 115 countries leveraging the Ariba Supplier Network to drive transactions worth more than $100 billion a year and processing one purchase order every two seconds, the Ariba Supplier Network is the world’s leading online trading network. Many companies, including those with ERP systems in place, rely on the network to move beyond transaction processing and facilitate the collaboration that is necessary to achieve spend management success.

Guiding the Journey

Spend management is about more than automating procurement and routine transactional processes to deliver quick savings. It is about gaining access to timely and accurate information on what and how companies are spending that can be used to drive on-going cost control. Ariba provides companies with comprehensive solutions that combine market-defining technology with deep category expertise and industry best-practices to help them better understand their spending patterns, identify opportunities to realize savings, and drive improved decision making that can positively impact the bottom line.

During the second quarter, nearly 200 companies around the world purchased Ariba’s solutions to drive their spend management initiatives, including: Alaska Air Group, Assicurazoni Generali, BHP Billiton Limited, BNSF Railway Company, Bushranger Ingelheim Corporation, Colgate-Palmolive, Commerzbank AG, Del Monte Foods, EN Electronic Network AG, ETA Sons—Middle East, Hertz, Horizon Blue Cross Blue Shield of NJ, Johnson & Johnson, Nestlé, Pfizer, Inc., Postecom S.p.A., Prestolite Electric, Inc., Schering-Plough Corporation, Severn Trent Water, Tata Motors Limited, Target Corporation, The Black & Decker Corporation, RBS – The Royal Bank of Scotland Group, Siam Cement, Verizon Communications and Zurich American Insurance Company.

Fueling Thought Leadership

Spend management is indeed a journey. And to be successful, companies need access to fresh insights and best practices that will help them deliver results. On May 21, Ariba will make the final stop in its Ariba LIVE 2007 global conference series in Boca Raton, Florida. A unique three-day event designed for executives and professionals committed to driving organizational change and business excellence through spend management, Ariba LIVE Boca Raton will feature keynote speeches and interactive breakout sessions loaded with practical, actionable information that participants can use to immediately accelerate their spend management initiatives and the results that they deliver.

Conference Call Information

Ariba will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its results for the second quarter of fiscal year 2007. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. There will also be a live web broadcast available on the investor relations section of Ariba’s website at www.ariba.com or logging in at www.vcall.com.

A replay of the conference will be available at approximately 5:00 p.m. PT / 8:00 p.m. ET today through Wednesday, May 2, 2007 by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 237416.

About Ariba, Inc.

Ariba, Inc. is the leading provider of spend management solutions to help companies realize rapid and sustainable bottom line results. Companies around the world in every industry use Ariba Spend Management™ software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

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Copyright © 1996 – 2007 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE and SupplyWatch are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba

Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Electronic Invoice Presentment and Payment, Ariba Invoice, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE and It’s Time for Spend Management are trademarks or service marks of Ariba, Inc. Ariba Proprietary and Confidential. All rights reserved. Patents pending. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed February 7, 2007.

Investor Contact:

Elaine Kitagawa

Ariba, Inc.

(650) 390-1000

ekitagawa@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	March 31, 2007	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$39,636	$51,997
Marketable securities	107,061	86,769
Restricted cash	1,100	1,550
Accounts receivable, net	32,455	31,664
Prepaid expenses and other current assets	10,819	11,157

Total current assets	191,071	183,137

Property and equipment, net	19,413	19,830
Restricted cash, less current portion	28,920	30,300
Goodwill	326,101	326,101
Other intangible assets, net	17,306	25,060
Other assets	3,113	2,516

Total assets	$585,924	$586,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,251	$9,863
Accrued compensation and related liabilities	21,430	24,694
Accrued liabilities	19,519	21,589
Restructuring obligations	18,880	14,888
Deferred revenue	54,127	40,035
Deferred income—Softbank	7,353	13,572

Total current liabilities	129,560	124,641

Deferred rent obligations	23,153	22,668
Restructuring obligations, less current portion	64,142	80,406
Deferred revenue, less current portion	27,313	25,641
Deferred income—Softbank, less current portion	—	565

Total liabilities	244,168	253,921

Stockholders’ equity:
Common stock	157	151
Additional paid-in capital	5,052,294	5,032,538
Accumulated other comprehensive income	1,605	3,475
Accumulated deficit	(4,712,300)	(4,703,141)

Total stockholders’ equity	341,756	333,023

Total liabilities and stockholders’ equity	$585,924	$586,944

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
Revenues:
Subscription and maintenance	$34,219	$31,365	$68,238	$64,433
Services and other	39,200	42,376	82,348	85,540

Total revenues	73,419	73,741	150,586	149,973

Cost of revenues:
Subscription and maintenance	8,195	6,782	16,044	13,465
Services and other	29,196	33,420	59,526	65,362
Amortization of acquired technology and customer intangible assets	3,734	3,696	7,430	8,309

Total cost of revenues	41,125	43,898	83,000	87,136

Gross profit	32,294	29,843	67,586	62,837

Operating expenses:
Sales and marketing	23,096	15,532	46,072	35,083
Research and development	13,033	12,794	25,591	24,747
General and administrative	8,714	8,347	18,286	17,165
Other income—Softbank	(3,389)	(3,393)	(6,783)	(6,794)
Amortization of other intangible assets	124	200	324	400
Restructuring and integration costs	—	730	—	1,003

Total operating expenses	41,578	34,210	83,490	71,604

Loss from operations	(9,284)	(4,367)	(15,904)	(8,767)
Interest and other income, net	4,896	1,947	8,006	2,836

Loss before income taxes	(4,388)	(2,420)	(7,898)	(5,931)
Provision for income taxes	684	171	1,261	325

Net loss	$(5,072)	$(2,591)	$(9,159)	$(6,256)

Net loss per share—basic and diluted	$(0.07)	$(0.04)	$(0.13)	$(0.10)
Weighted average shares—basic and diluted	69,704	65,298	69,213	65,310

Non-GAAP Financial Measures

The accompanying press release dated April 25, 2007 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenues, gross profit, operating expenses, (loss) income from operations, net (loss) income and net (loss) income per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primarily financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these costs should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results (1)

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Expense reconciliation:
GAAP revenue	$73,419	$73,741
GAAP net loss	5,072	2,591

Total GAAP expenses	78,491	76,332

Amortization of intangible assets	(3,858)	(3,896)
Stock-based compensation	(8,361)	(9,671)
Restructuring and integration costs	—	(730)

Total non-GAAP operating expenses	$66,272	$62,035

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Net income (loss) reconciliation:
GAAP net loss	$(5,072)	$(2,591)
Amortization of intangible assets	3,858	3,896
Stock-based compensation	8,361	9,671
Restructuring and integration costs	—	730

Non-GAAP net income	$7,147	$11,706

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Net income (loss) per share reconciliation:
GAAP net loss per share—basic	$(0.07)	$(0.04)
Amortization of intangible assets	0.06	0.06
Stock-based compensation	0.12	0.15
Restructuring and integration costs	—	0.01

Non-GAAP net income per share—basic	$0.11	$0.18

Non-GAAP net income per share—diluted	$0.10	$0.17

Weighted average shares—basic	69,704	65,298
Weighted average shares—diluted	74,109	70,075

(1)	See “Discussion of Specific Items Excluded From Non-GAAP Financial Measures” at the end of the reconciliation of GAAP to non-GAAP operating results.

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation and (iii) restructuring and integration charges. We exclude these costs and expenses because we believe they are not closely related to the ongoing operating performance of our businesses and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for restructuring and integration costs, these costs and expenses are non-cash items that do not affect cash flows.

(1)	Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2)	Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3)	Restructuring and Integration Costs. We recorded restructuring costs related to lease abandonment accruals and severance and related benefits in fiscal year 2006. We exclude these costs from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding these costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring and integration costs are primarily cash costs and that we and investors should carefully consider the impact of these costs on future cash flows.